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                                                     Registration No. __________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ABAXIS, INC.
             (Exact name of registrant as specified in its charter)

         California                                      77-0213001
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

                             1320 Chesapeake Terrace
                               Sunnyvale, CA 94089
               (Address of principal executive offices) (Zip code)

                                  ABAXIS, INC.
                             1989 STOCK OPTION PLAN
                            (Full title of the plan)

                                   Ting W. Lu
        Vice President of Finance, Chief Financial Officer and Secretary
                                  Abaxis, Inc.
                             1320 Chesapeake Terrace
                               Sunnyvale, CA 94089
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/734-0200

This registration statement, including all exhibits and attachments, contains 13 pages. The exhibit index may be found on page 9 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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
- -------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------

                                         Proposed       Proposed
Title of                                 maximum        maximum
securities            Amount             offering       aggregate              Amount of
to be                 to be              price per      offering               registration
registered            registered         share(1)       price(1)               fee
- -------------------------------------------------------------------------------------------
No Par Value
Common Stock          486,000            $4.50          $2,187,000.00          $754.14


- --------
(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on June 28, 1996 as reported on the National Association of Securities Dealers Automated Quotations system.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Documents by Reference

              Abaxis, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

              (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

              (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities

              The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.       Interests of Named Experts and Counsel

              Not applicable.


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Item 6.       Indemnification of Directors and Officers

              The Company's Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

              In addition, the Company's Restated Articles of Incorporation provide that the Company is authorized to provide indemnification of agents for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

              The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, executive officers, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law.


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              The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

              Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 317 also provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

Item 7.       Exemption From Registration Claimed

              Inapplicable.

Item 8.       Exhibits

              See Exhibit Index.

Item 9.       Undertakings

              (a) Rule 415 Offering

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filing incorporating subsequent Exchange Act documents by reference

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Request for acceleration of effective date or filing of registration statement on Form S-8

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In


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the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 2, 1996.

                                      ABAXIS, INC.




                                      By:   /s/ Ting W. Lu
                                          --------------------------------------
                                            Ting W. Lu, Vice President of
                                            Finance, Chief Financial Officer and
                                            Secretary


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                                POWER OF ATTORNEY

The officers and directors of Abaxis, Inc. whose signatures appear below, hereby constitute and appoint Gary H. Stroy and Ting W. Lu, and each of them, their true and lawful attorneys and agents, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and do hereby ratify and confirm all that each of said attorney and agent, or their or her or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 2, 1996.


Signature                                      Title
- -------------------------------------------------------------------------------------------------


/s/ Gary H. Stroy
- ----------------------------------------
Gary H. Stroy                                  Chairman of the Board of Directors


/s/ Clinton H. Severson
- ----------------------------------------
Clinton H. Severson                            President, Chief Executive Officer and Director
                                               (Principal Executive Officer)

/s/ Ting W. Lu
- ----------------------------------------
Ting W. Lu                                     Vice President of Finance, Chief Financial Officer
                                               and Secretary (Principal Financial and Accounting
                                               Officer)
/s/ Richard Bastiani, Ph.D.
- ----------------------------------------
Richard Bastiani, Ph.D.                        Director


/s/ Robert Kunze
- ----------------------------------------
Robert Kunze                                   Director


/s/ Prithipal Singh, Ph.D.
- ----------------------------------------
Prithipal Singh, Ph.D.                         Director


/s/ Ernest S. Tucker, III, M.D.
- ----------------------------------------
Ernest S. Tucker, III, M.D.                    Director

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                                  EXHIBIT INDEX

                                                                Sequentially
                                                                Numbered Page
                                                                -------------

4.1    Restated Articles of Incorporation of the                     --
       Company dated January 30, 1992, is
       incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange
       Commission (No. 33-83852, filed September
       19, 1994)


4.2    Bylaws of the Company is incorporated by reference to        --
       Exhibit 3.2 to the Company's Registration Statement on
       Form S-1 filed with the Securities and Exchange
       Commission (No. 33-83852, filed September 19, 1994)


5      Opinion re legality                                          10


23.1   Consent of Counsel (included in Exhibit 5)                   --


23.2   Consent of Deloitte & Touche LLP                             12



23.3   Consent of Ernst & Young LLP                                 13



24     Power of Attorney (included in signature pages               --
       to this registration statement)


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